As filed with the Securities and Exchange Commission on May 27, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-4204626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Oceangate, Suite 100
Long Beach,	California
(562) 435-3666
(Address, including zip code, of principal executive offices)

Molina Healthcare, Inc. 2025 Equity Incentive Plan
(Full title of the plan)

Jeff D. Barlow, Esq.
Chief Legal Officer
and Secretary
Molina Healthcare, Inc.
200 Oceangate, Suite 100
Long Beach, California 90802
(562) 435-3666
(Name, address and telephone number, including area code, of agent for service)

Copy to:
David Zaheer
Jenna B. Cooper
10250 Constellation Blvd., Suite 1100
Los Angeles, CA 90067
(424) 653-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer  ☒                 Accelerated Filer ☐

Non-Accelerated Filer ☐                 Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,500,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Molina Healthcare, Inc. (the “Registrant”), reserved for issuance under the Registrant’s 2025 Equity Incentive Plan, as amended (the “2025 Plan”), pursuant to an amendment of the 2025 Plan that was approved by the Registrant’s stockholders on May 6, 2026. The additional shares registered pursuant to the 2025 Plan are of the same class as other securities relating to the 2025 Plan for which a Registration Statement on Form S-8 (No. 333-286908) is effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statement are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Commission on December 30, 2002).
4.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 13, 2024).
4.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 13, 2024).
4.4	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on May 11, 2026).
4.5	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 11, 2026).
5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1	Molina Healthcare, Inc. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2025).
99.2
Amendment Number One to the Molina Healthcare, Inc. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 11, 2026).

107.1*	Filing Fee Table
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 27, 2026.

MOLINA HEALTHCARE, INC.

By:	/s/ Joseph M. Zubretsky
Joseph M. Zubretsky
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Joseph M. Zubretsky and Jeff D. Barlow, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph M. Zubretsky	Chief Executive Officer and Director	May 27, 2026
Joseph M. Zubretsky	(Principal Executive Officer)

/s/ Mark L. Keim	Chief Financial Officer	May 27, 2026
Mark L. Keim	(Principal Financial Officer)

/s/ Maurice S. Hebert	Chief Accounting Officer	May 27, 2026
Maurice S. Hebert	(Principal Accounting Officer)

/s/ Barbara L. Brasier	Director	May 27, 2026
Barbara L. Brasier

/s/ Leo P. Grohowski	Director	May 27, 2026
Leo P. Grohowski

/s/ Stephen H. Lockhart	Director	May 27, 2026
Stephen H. Lockhart

/s/ Steven J. Orlando	Director	May 27, 2026
Steven J. Orlando

/s/ Ronna E. Romney	Director	May 27, 2026
Ronna E. Romney

/s/ Richard M. Schapiro	Director	May 27, 2026
Richard M. Schapiro

/s/ Francis S. Soistman	Director	May 27, 2026
Francis S. Soistman

/s/ Dale B. Wolf	Chairman of the Board	May 27, 2026
Dale B. Wolf

/s/ Richard C. Zoretic	Director	May 27, 2026
Richard C. Zoretic